   As filed with the Securities and Exchange Commission on March 18, 1997.
                                                  Registration No. 333-________
 _____________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             -------------------------

                            BUSINESS RESOURCE GROUP
             (Exact name of Registrant as specified in its charter)

                    California                                                          77-0150337
              (State of Incorporation)                                      (I.R.S. Employer Identification No.)


                       2150 North First Street, Suite 101
                           San Jose, California 95131
                    (Address of principal executive offices)

                             -------------------------

                             1995 STOCK OPTION PLAN
                       1995 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plan)

                             -------------------------

                               Charles J. Winter
                     President and Chief Executive Officer
                            Business Resource Group
                       2150 North First Street, Suite 101
                           San Jose, California 95131
                                 (408) 441-3700
              (Name, address and telephone number of agent for service)

                             -------------------------

                                  Copies to:
                             ELIAS J. BLAWIE, ESQ.
                            DAVID M. JARGIELLO, ESQ.
                Venture Law Group, A Professional Corporation
                             2800 Sand Hill Road
                         Menlo Park, California 94025
                                (415) 854-4488

                       CALCULATION OF REGISTRATION FEE

                                                           Proposed            Proposed
            Title of                  Maximum               Maximum             Maximum
           Securities                  Amount              Offering            Aggregate            Amount of
             to be                     to be               Price Per           Offering            Registration
           Registered                Registered              Share               Price                 Fee
    Common Stock,
    $0.01 par value               500,000 Shares(1)         $5.375            $2,687,500.00         $814.39

    Common Stock,
    $0.01 par value               75,000 Shares(3)          $5.375            $  403,125.00         $122.16

(1) Excludes all shares previously registered under Registrant's 1995 Stock Option Plan on Form S-8 (Registration No. 333-02388).

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based on the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market on March 13, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) Excludes all shares previously registered under Registrant's 1995 Directors' Stock Option Plan on Form S-8 (Registration No. 33-95144).

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Computation based on the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market on March 13, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

         The contents of the Registrant's Form S-8 Registration Statements (Registration No. 333-02388 and Registration No. 33-95144) filed March 15, 1996 and August 1, 1995, respectively, are hereby incorporated by reference.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

       Exhibit
       Number                          Document
       -------                         --------
       4.1            1995 Stock Option Plan, as amended to date, and forms of
                      option agreements for use with plan.

       4.2 1995 Directors' Stock Option Plan, as amended to date, and forms of option agreements for use with plan.

       5.1            Opinion of Counsel as to legality of securities being registered.

       23.1           Consent of Deloitte & Touche LLP, Independent Auditors (see page 5).

       23.2           Consent of Counsel (contained in Exhibit 5.1 hereto).

       24.1           Power of Attorney (see page 4).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Business Resource Group, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 18, 1997.


                                        BUSINESS RESOURCE GROUP


                                        By:  /s/ P. Steven Melman
                                            -----------------------------------
                                            P. Steven Melman, Vice President of
                                            Finance and Chief Financial Officer

                                        POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles J. Winter and P. Steven Melman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                           Title                              Date
 -----------------------------   ---------------------------------------    ---------------

   /s/ Charles J. Winter           President, Chief Executive Officer and     March 18, 1997
------------------------------     Director (Principal Executive Officer)
      (Charles J. Winter)


    /s/ P. Steven Melman           Vice President of Finance and Chief        March 18, 1997
-------------------------------    Financial Officer (Principal Financial
       (P. Steven Melman)          and Accounting Officer)


      /s/ Jack A. Bradley          Director                                   March 18, 1997
--------------------------------
         (Jack A. Bradley)

     /s/ Brian D. McNay            Director                                   March 18, 1997
--------------------------------
        (Brian D. McNay)

      /s/ Jeffrey Tuttle            Director                                  March 18, 1997
--------------------------------
         (Jeffrey Tuttle)

     /s/ John W. Peth               Director                                  March 18, 1997
--------------------------------
        (John W. Peth)

   /s/ Harry S. Robbins             Director                                  March 18, 1997
----------------------------
      (Harry S. Robbins)



                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Business Resource Group on Form S-8 and in the Registration Statements Nos. 333-02388 and 33-95144 of Business Resource Group on Form S-8 of our reports dated December 10, 1996, appearing in the Annual Report on Form 10-K of Business Resource Group for the year ended October 31, 1996.

DELOITTE & TOUCHE LLP



San Jose, California
March 14, 1997

                               INDEX TO EXHIBITS


                  Exhibit
                   Number
                   ------
                    4.1      1995 Stock Option Plan, as amended to date, and forms of option agreements for use with plan.

                    4.2      1995 Directors' Stock Option Plan, as amended to date, and forms of option agreements for use with plan.

                    5.1      Opinion of Counsel as to legality of securities being registered.

                    23.1     Consent of Deloitte & Touche LLP, Independent Auditors (see page 5).

                    23.2     Consent of Counsel (contained in Exhibit 5.1 hereto).

                    24.1     Power of Attorney (see page 4).


